Exhibit 23.1

BDO Seidman, LLP Accountants and Consultants	700 N Pearl, Suite 2000 Dallas, Texas 75201-2867 Telephone: (214) 969-7007 Fax: (214) 953-0722

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ericsson Capital Accumulation and Savings Plan

Plano, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-4813) of Ericsson Inc. of our report dated June 3, 2005 related to the financial statements and supplemental schedule of Ericsson Capital Accumulation and Savings Plan as of December 31, 2004 and for the year ended December 31, 2004, which appear in this Form 11-K.

/s/ BDO Seidman, LLP

Dallas, Texas

June 24, 2005